SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 10, 2012

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-34773	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 1 Tangyuan Road, Gaoxin District Xi’an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 10, 2012, Ms. Wen (Wendy) Fu provided notice that she was resigning from her position as Chief Financial Officer of Sino Clean Energy Inc. (the “Company”), effective immediately. There were no disagreements between Ms. Fu and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in her resignation.

Mr. Hon Wan Chan, who is currently Vice President of Finance for the Company, will serve as Interim Chief Financial Officer. The Company has already had discussions with Mr. Chan regarding his appointment as full-time Chief Financial Officer. Mr. Chan has agreed to accept this appointment, subject to the approval of the Company’s Board of Directors, which is imminent.

Mr. Chan has served as the Company’s Vice President of Finance since February 2010. Prior to that, he served as the Company’s Chief Financial Officer from December 2008 to February 2010. Mr. Chan was a principal of CC Alliance CPA & Co from March 2008 to December 2008. He served as the Business Director for Texwood Group, from November 2006 to February 2008, overseeing the company's business administration, finance and accounting. Mr. Chan was the Chief Financial Officer of South China Media Group from July 2005 to October 2006. In 1985, Mr. Chan graduated from Macquarie University in Australia and received a B.A. degree in Accounting, and he graduated from Hong Kong Polytechnic University and received a Master’s degree in Accounting. He is an associate member of both The Institute of Chartered Accountants in Australia and The Hong Kong Institute of Certified Public Accountants.

Effective January 1, 2012, the Company entered into an employment agreement with Mr. Chan, pursuant to which he serves as Vice President of Finance with initial monthly compensation of RMB20,000 (approximately US$3,136). Mr. Chan is entitled to reimbursement of reasonable business expenses incurred in connection with his employment and a per diem of RMB3,000 (US$470) to cover related expenses that he may incur in connection with his employment. The agreement is terminable by either party upon two months’ written notice.

Upon the approval and appointment of Mr. Chan as Chief Financial Officer by the Company’s Board of Directors, Mr. Chan will be entitled to receive monthly compensation of RMB50,000 (approximately US$7,850). The other terms of Mr. Chan’s current agreement will remain the same, except that the new agreement will be terminable by either party upon one month’s prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy Inc.

By:	/s/ Baowen Ren
Name: Title:	Baowen Ren Chief Executive Officer

Dated: August 16, 2012